Exhibit 99.1

 Geron Corporation and Merix Bioscience, Inc. Announce a Co-Exclusive
          License Agreement for Therapeutic Cancer Vaccines


    MENLO PARK, Calif. & DURHAM, N.C.--(BUSINESS WIRE)--March 10, 2004--Geron Corporation (Nasdaq:GERN) and Merix Bioscience, Inc. announced today that the companies have executed an agreement under which Geron has acquired the exclusive right to use Merix's platform technology in therapeutic cancer vaccines using the enzyme telomerase as an antigen. That combination of technologies is used in a Phase I/II clinical trial currently under way at Duke University Medical Center.
    Under the agreement, Geron also obtained co-exclusive rights to use the Merix platform technology in cancer vaccines using other defined antigens, while Merix retains co-exclusive rights to use the platform technology with defined antigens other than telomerase and exclusive rights to use it with total tumor RNA and other uncharacterized antigens. In addition, the companies have agreed to a cross licensing arrangement with respect to new technology in the field -- enabling both companies to pursue and share further technological developments. Except for payments that flow through to third party academic licensors, the license acquired by Geron is fully paid up. Under the agreement, Geron issued five million shares of its common stock to Merix.
    Representatives of both companies cite the agreement as a positive step toward advancement of cancer therapies.
    "During 2003, Geron announced positive results from the Duke Phase I/II clinical trial using the Merix platform technology in combination with our patented telomerase technology," said Thomas B. Okarma, Ph.D., M.D., Geron's president and chief executive officer. "We believe telomerase is a very important universal and specific cancer target, and the Merix platform technology for charging dendritic cells to present antigens and provoke an immune response is an outstanding vaccine platform. This transaction allows us to go forward with development of these two technologies in combination."
    "We are certainly excited by the trial results at Duke that have been reported," said Clint G. (Skip) Dederick, Jr., Chairman and CEO of Merix Bioscience. "This is strong validation of our platform technology and very encouraging as we begin our initial corporate clinical trial using total tumor RNA in metastatic renal cell carcinoma in North America. Our agreement with Geron allows for further development and bodes well for future benefits resulting from both companies' technologies and further research efforts."

    Merix Technology

    Merix holds licenses to several patent families, including one for treating cancer and other diseases using antigen presenting cells loaded with RNA encoding relevant tumor antigens, and another for the ex vivo generation of mature dendritic cells. These methods were used in the Duke Phase I/II prostate cancer trial using telomerase RNA as antigen. Merix also has rights to additional patent applications covering various improvements to the platform, including methods to enhance vaccine potency and to simplify the process of vaccine manufacturing.

    Rights Acquired

    Geron has acquired co-exclusive rights to the full collection of Merix controlled intellectual property for use in dendritic cell-based cancer immunotherapy using defined antigens. This enables Geron to continue development of telomerase-based cancer immunotherapies as currently practiced in the Duke trial, as well as to: (i) improve the efficiency and potency of the current vaccine protocol, (ii) apply the platform to other cancer types using other defined antigens (for example, tumor-specific antigens) in combination with telomerase, and
(iii) use the Merix platform in combination with dendritic cells from other sources, including human embryonic stem cells.

    Telomerase, Dendritic Cells and the Duke Clinical Trial Results

    Telomerase is an enzyme found in virtually all cancer cells (and rarely or at very low levels in normal cells). Telomerase acts to enable the immortality of cancer cells by elongating telomeres, the protective structures at the ends of chromosomes. Telomerase activation in cancer cells prevents telomeres from becoming critically short, which would trigger apoptosis and cell death. Telomerase thus conveys unlimited replicative capacity to cancer cells, allowing the cancer to spread throughout the body.
    Geron researchers and others have demonstrated that anti-telomerase T-lymphocytes generated in animal models and in human cancer patients can recognize and kill a variety of cancer cell types including renal cell, prostate, breast, bone, multiple myeloma, malignant melanoma, lymphoma, bladder and colon cancers. The telomerase-specific T-cells only recognize telomerase expressing cells.
    The preferred method to generate antigen-specific T-lymphocytes is to utilize antigen-loaded and activated dendritic cells. Dendritic cells are cells of the immune system which carry tumor antigens to T-cell-rich areas of lymph nodes where they present antigen to T-lymphocytes and direct their differentiation into cytolytic T-lymphocytes which recognize and kill cells that express the antigen on their surface.
    These two platforms, dendritic cell loading/activation and telomerase antigen, are being used together in a Phase I/II trial in patients with advanced prostate cancer at Duke University Medical Center. The preliminary results to date show: (i) no adverse reactions, (ii) high levels of telomerase-specific cytolytic T-cells in all but one vaccinated patient, (iii) clearance or reduction of circulating prostate cancer cells from the blood of patients, and (iv) reduction in some patients of PSA velocity (the rate of PSA rise, a surrogate indicator of increasing tumor burden) both latter effects occurring during the period that the telomerase-specific T-cells were present. These results, although preliminary, suggest that high levels of telomerase-specific killer T-cells can be generated safely in advanced cancer patients and that those T-cells may have beneficial clinical effects on tumor progression.

    About Merix

    Merix Bioscience, Inc. is a privately held company headquartered in North Carolina with additional operations in Erlangen, Germany, and is dedicated to becoming a market leader in the field of immunotherapy. Utilizing proprietary technology and proven therapeutic methods and expertise in dendritic cell biology, Merix is developing the next generation of therapies in the areas of oncology, infectious diseases, autoimmune disorders and transplantation. Merix's initial total tumor RNA-loaded dendritic cell vaccine is currently in a corporate Phase I/II clinical trial for patients with metastatic renal cell carcinoma.

    About Geron

    Geron is a biopharmaceutical company focused on developing and commercializing therapeutic and diagnostic products for cancer based on its telomerase technology, and cell-based therapeutics using its human embryonic stem cell technology.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Geron's technology constitute forward-looking statements involving risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, reliance on collaborators, need for additional capital, need for regulatory approvals or clearances, and the maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the annual report on Form 10-K for the year ended December 31, 2003.


    CONTACT: Geron Corporation
             David L. Greenwood, 650-473-7765
               or
             Gibbs & Soell, Inc. (for Merix Bioscience, Inc.)
             Bradd Pavur, APR, 919-870-5718
             bpavur@gibbs-soell.com